Exhibit (h)(2) Agreement for Accounting Services, Transfer Agency Services and Shareholder Services between the Registrant and Integrated Fund Services, Inc.

Exhibit (h)(2)

ACCOUNTING SERVICES,
TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

            AGREEMENT dated as of November 1, 2005, between The FBR Funds (the "Trust"), a Delaware statutory trust, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

            WHEREAS, Integrated and FBR National Trust Company entered into a service agreement dated June 25, 2003, as amended January 10, 2005;

            WHEREAS, FBR National Trust Company served as the Trust's administrator, fund accountant, transfer agent and dividend disbursing agent;

            WHEREAS, the Trust is an open-end management investment company that offers the series listed on Schedule A (each a "Fund," collectively the "Funds");

            WHEREAS, each Fund is a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, the Trust wishes to directly employ Integrated to serve as accounting services agent and transfer, shareholder servicing and dividend disbursing agent on behalf of the Funds; and

            WHEREAS, Integrated wishes to provide such services to the Funds under the conditions set forth below;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

            1.         APPOINTMENT.

The Trust hereby employs Integrated as agent to perform those services described in this Agreement for the Funds.  Integrated shall act under such appointment and perform the obligations thereof in accordance with the Funds' current registration statements and as required by applicable federal laws and regulations upon the terms and conditions hereinafter set forth.

            Integrated shall, for all purposes herein, be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Funds in any way, and shall not be an agent of any Fund.

2.                   DOCUMENTATION.

                        The Trust will furnish from time to time the following documents:

                        A.        Each resolution authorizing the original issue of the shares of the Funds;

                        B.         Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

                        C.         A certified copy of the applicable Articles of Incorporation or Declaration of Trust of the Funds and the Bylaws of the Funds and each amendment thereto;

                        D.        Certified copies of each resolution of the Funds authorizing officers to give instructions to Integrated;

E.         Copies of all agreements with service providers on behalf of the Funds, including advisory agreements, sub-advisory agreements, underwriting and dealer agreements and custody agreements in effect;

F.         Copies of any or all deficiency letters or other correspondence resulting from examinations, audits or reviews conducted by the SEC, the National Association of Securities Dealers ("NASD") or any other administrative or regulatory body, whether governmental or private;

                        G.         Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Funds and for which Integrated is to act as plan agent;

            H.        Such other certificates, documents or opinions that Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

                        I.          All Notices of and Proxy materials related to any Annual or Special Meetings of Shareholders of the Trust, including any that propose a merger, reorganization or liquidation of a Fund;

J.          A copy of the Trust's written Anti-Money Laundering Program (the "AML Program"), including any related Policies and Procedures; and

K.        The Trust shall furnish Integrated with written copies of any amendments to, or changes in, any of the items referred to in this Paragraph 2 forthwith upon such amendments or changes becoming effective.  In addition, the Trust agrees that no amendments or changes will be made to the Trust's Prospectuses or Statement of Additional Information, the AML Program or the Compliance Program, which might have the effect of changing the procedures employed by Integrated in providing the services agreed to hereunder or which amendment might affect the duties of Integrated hereunder unless the Trust first obtains Integrated's approval of such amendments or changes, which approval shall not be withheld unreasonably.

ACCOUNTING

            3.         CALCULATION OF NET ASSET VALUE.

                        Integrated will maintain and keep current the general ledger for each Fund, recording all income and expenses, capital share activity and security transactions of the Funds.  Integrated will calculate the net asset value of each of the Funds and the per share net asset value of each of the Funds, in accordance with each Fund's current prospectus and statement of additional information, once daily as of the time selected by the Fund's management.  Integrated will prepare and maintain a daily valuation of all securities and other assets of the Funds in accordance with instructions from a designated officer of the Funds and in the manner set forth in the Funds' current prospectus and statement of additional information.  In valuing securities of the Funds, Integrated may contract with, and rely upon market quotations provided by, outside services.

4.         PAYMENT OF FUND EXPENSES.

                        Integrated shall process each request received from a Fund or its authorized agents for payment of the Fund's expenses.  Upon receipt of written instructions signed by an officer or other authorized agent of the Fund, Integrated shall prepare payments in the appropriate amounts which shall be approved by an authorized officer of Integrated and remitted to the appropriate party.

5.         OTHER SERVICES.

                        Subject to the direction and control of the Trust, Integrated shall perform the accounting services to the Funds detailed in Schedule B.  Integrated shall also perform such special accounting services, and furnish such reports, for the Trust and the Funds to the extent agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.

TRANSFER AGENCY AND SHAREHOLDER SERVICING

                        Subject to the direction and control of the Trust, Integrated shall perform the transfer agency and shareholder services to the Funds detailed in Schedule C.

6.         BANK ACCOUNTS.

Integrated shall establish and maintain such bank accounts with such bank or banks ("Cash Management Bank(s)") as are selected by the Trust, as are necessary in order that Integrated may perform the services required to be performed hereunder.  To the extent that the performance of such services shall require Integrated directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust shall provide such Cash Management Bank or Banks with all instructions and authorizations necessary for Integrated to effect such disbursements.

            7.         RECORDKEEPING AND OTHER INFORMATION.

                        Prior to the commencement of Integrated's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Integrated (i) an accurate, certified list of shareholders of each Fund, showing each shareholder's address of record, number of shares owned and whether such shares are represented by outstanding share certificates and (ii) all shareholders records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Integrated under this Agreement including, without limitation, special instructions regarding withholding, dividend options and householding (collectively referred to as the "Materials").  The Trust shall, on behalf of each applicable Fund or class, indemnify and hold Integrated harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession or control reasonably needed by Integrated to perform the services described in this Agreement.

            8.         ANTI-MONEY LAUNDERING.

A.        The Trust Company acknowledges that each Fund is a financial institution subject to the law entitled United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("USA Patriot") Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to Integrated as provided in the next sub-paragraph below.

B.         The Trust hereby delegates to Integrated the performance, on behalf of each Fund, of the anti-money laundering services set forth in Schedule F (the "AML Services") with respect to the shareholder accounts maintained by Integrated pursuant to this Agreement.   Integrated agrees to the foregoing delegation and agrees to perform such services in accordance with each Fund's AML Program.  In connection therewith, Integrated agrees to maintain policies and procedures, and related internal controls, that are consistent with the Fund's AML Program and the requirement that the Fund employ procedures reasonably designed to achieve compliance with the Applicable AML Laws, including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the Bank Secrecy Act.  Integrated's obligations under this delegation shall be subject to Paragraphs 2.J. and 2.K. of this Agreement, which require that the Trust's AML Program and any material amendments thereto be submitted to Integrated for its review and consent.

C.         The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, each Fund maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the Fund's particular business, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

D.        In connection with the foregoing delegation, the Trust also acknowledges that the performance of the AML Services involves the exercise of discretion which in some circumstances may result in consequences to a Fund and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts).  In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, Integrated is granted the discretion to take any such action as may be authorized under the AML Program, and consultation with the Trust shall not be required in connection therewith unless specifically required under the AML Program, and (ii) the Trust instructs Integrated that it may avail the Fund of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

E.         As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by Integrated are subject to a more limited scope, as contemplated under the release concerning the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule") and the performance by the Fund of the risk-based evaluation of entities holding such accounts, as contemplated under the release pertaining to the Interim Final Rule.  The foregoing reference to the Interim Final Rule shall be deemed to include laws and regulations adopted subsequent to the Interim Final Rule, if and to the extent consistent therewith.

                        9.         ACCOUNTING  SERVICES, TRANSFER AGENCY AND SHAREHOLDER SERVICES SERVICE FEES.

For performing its Accounting Services and Transfer Agency and Shareholder Services under this Agreement, the Trust shall pay Integrated a monthly fee with respect to each Fund in accordance with the schedule attached hereto as Schedule E.

i-ONLINE SERVICES

10.        i-ONLINE SHAREHOLDER ACCOUNTING

A.        Service Description.  The i-online service provides clients, shareholders, investment representatives and other authorized users Internet access to Shareholder Account Information stored on Integrated's Shareholder Information Database.

B.         i-online Customization.  At the Trust's option, Integrated will use i-online's Branding Engine to customize the Trust's i-online site according to standard customization options:

            (i)         "Look & Feel" Options

a)    Trust Logo

b)    Main Background Colors

c)    Tab Colors

d)    Text Colors

e)    Table Colors

(ii)           Email Text Options - i-online allows the Trust to specify the text used for the following systematic emails:

a)   'Forgot Password'

b)   'Registration Confirmation'

c)   'New Statement Notification'

(iii)          Links & URL's - i-online pages will provide hyperlinks to external web-pages specified by the Trust, including:

a)   Fund Home Page

b)   Fund Literature

c)   Technical Support

d)   Customer Support

d)   Others as required

(iv)         Legal Documents & Disclaimers - Integrated has standard Legal Disclaimers approved by our Legal Department, however, the Trust can choose to use their own language if desired.

C.                 User Roles.  i-online supports various 'User Roles' which govern the level of access given to a particular user.

(i)            Shareholder:  Shareholders and other Interested Parties.  Access granted to only the accounts they are authorized to view.  Presented to the user with the Trust's Custom Branding scheme.

(ii)          FBR Fund Advisers and its affiliates ("FBR"):  High level access to all accounts within FBR.  Presented to the user with Integrated Branding scheme.

(iii)          CSR (Customer Service Representative):  Access level designed for reps to move through the system with no restrictions, and to emulate a shareholder session in order to provide support.  Presented to the user with the Trust's Custom Branding scheme.

(iv)         Dealer/Investment Professional:  Form Dealer, Branch, Representative, and other professional intermediaries.  Provides access to shareholder accounts under their particular jurisdiction.  User ID must be confirmed and approved by an Integrated Administrator.

D.                 Software Requirements.  i-online supports Internet Explorer version 5.5 and above, and Netscape Navigator version 6.0 and above.

E.                  Benefits/Features/Capabilities.  Offers a comprehensive menu of functions, easy access, and an intuitive graphical interface.

(i)           Enables users to have access to shareholder information, such as account profiles, balances, taxes paid, transaction history, account options, dividend & capital gain information

(ii)          Presentation of Electronic Statements, with the ability to 'opt out' of paper statement delivery and receive electronic notification of newly available statements

F.                  Service Definition.

(i)           Service Functions and Deliverables.  The functions and deliverables described below comprise Integrated's current support of the i-online service.

(ii)          Service Initiation and Acceptance.  Upon receipt of authorization by Trust for i-online service, Integrated and the Trust will determine detailed business requirements and agree to a service implementation schedule that includes the service initiation, installation and acceptance testing.

(iii)          Professional Services and Support.  Integrated shall provide to Trust, during Integrated's normal business hours, telephone support regarding Trust's proper and authorized use of the latest release of the i-online service that is generally available to Integrated's i-online Customer base ("Latest Release").  For any non-support-related assistance or consulting, Trust may contract with Integrated for additional Professional Services in accordance with the Service Agreement.

G.                 i-online Shareholder Accounting Associated Fees And Expenses.

(i)            Service Initiation Fee.  The Trust agrees to pay fees as described below for Integrated's i-online services that will include the following:

a)   Basic Product Training up to 8 hours.  Integrated will provide additional support hours as required at the Professional Services Rate of $150 per hour.  Any necessary additional support hours must be authorized by the Trust in writing prior to Integrated performing any work.  Trust shall pay any and all reasonable travel, lodging, and out-of-pocket expenses incurred by Integrated in connection with i-online support and training.

(ii)          Service Fees.  The following fee tables apply to Integrated's  i-online shareholder suite.

Pricing:           $2,000 per month plus $0.35 per login on the online site.

(iii)         Professional Services.  At the Trust's request, Integrated will provide to the Trust consulting services, custom modification programming, and general support services relating to i-online Service at the Professional Services hourly rate provided in this agreement.

(iv)        Additional Services And Charges.  Integrated reserves the right to charge for services outside of the range of normal support services.   These services will not be performed until the Trust has provided written authorization to proceed.  Such services considered outside the range of normal support services are:  (a) updating the Trust's existing website with i-online hyperlinks, and (b) other cases where it is demonstrated that the problem is not the responsibility of Integrated.

(v)          Invoicing.  Service fees shall be invoiced effective on the Software Acceptance Date described in this Agreement.

i-COMPLIANCE SERVICES

            11.        COMPLIANCE SERVICES.

                        Subject to the direction and control of the Trust, Integrated shall perform the compliance services for the Funds detailed in Schedule G.  Integrated shall perform such other services for FBR and the Trust that are mutually agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.

12.        ASSUMPTIONS.

The Funds are ultimately responsible for each Fund's compliance program and its compliance with applicable federal securities laws, including Rule 38a-1 under the 1940 Act.  In addition, the management of each Fund and the management of the Funds' service providers are responsible for implementation and execution of their compliance programs.

13.        i-COMPLIANCE SERVICE FEES.

            The fees for Integrated's i-Compliance Services are set forth in Schedule G.

GENERAL

14.        RECORD RETENTION AND RETURN.

                        A.        Integrated shall keep and maintain on behalf of each Fund all books and records that each Fund is, or may be, required to keep and maintain by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund.  Where applicable, such records shall be maintained by Integrated for the periods and in the places required by Rules 31a-1 and 31a-2 under the 1940 Act.  The retention of such records shall be at the expense of the Trust.  All such records shall be the property of the Fund at all times and shall be available during regular business hours for reasonable audit and inspection by the Fund or its agents, or any regulatory agency having authority over the Funds.

                        B.         Integrated may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain a Fund's files, records and documents created and maintained by Integrated pursuant to this Agreement which are no longer needed by Integrated in the performance of its services or for its legal protection.  If not so turned over to the Trust, such documents and records will be retained by Integrated for six years from the year of creation.

15.        DATA ACCESS AND PROPRIETARY INFORMATION.

The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Integrated as part of FBR's ability to access certain Fund-related data ("Customer Data") maintained by Integrated on data bases under the control and ownership of Integrated or another third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Integrated or other third party.  In no event shall Proprietary Information be deemed Customer Data.  The Trust agrees to treat all Proprietary Information as proprietary to Integrated and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

16.        COOPERATION WITH ACCOUNTANTS.

                        Integrated shall cooperate with the Funds' independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Funds.

            17.        SPECIAL SERVICES AND REPORTS AND EXCEPTION PROCESSING.

                        A.        Integrated may provide special services and reports with respect to the Funds, subject to an additional charge as detailed in Schedule D, or such other services and reports as may be reasonably requested by the Trust or the Funds' investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

B.                 Integrated may provide exception processing upon the request of the Adviser or the Trust , which may result in an additional charge, the amount of which shall be agreed upon between the parties.  Exception processing includes, but is not limited to, processing which:

(i)         requires Integrated to use methods and procedures other than those usually employed by Integrated to perform its obligations under this Agreement;

(ii)        involves the provision of information to Integrated after the commencement of the nightly processing cycle of Integrated's transfer agency, administration and/or fund accounting processing system; or

(iii)       requires more manual intervention by Integrated, either in the entry of data or in the modification or amendment of reports generated by Integrated's transfer agency, administration and/or fund accounting processing system than is usually required.

                        C.        Instructions / Certain Procedures, etc.

Integrated shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.  Integrated will not be held to have notice of any change of authority of any officers, employees or agents of the Funds until receipt of actual notice thereof from the Trust.

Whenever Integrated is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, Integrated shall be entitled to rely upon any certificate, letter or other instrument or communication (including electronic mail), reasonably believed by Integrated to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Funds or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Funds or any other person authorized by the Board or by the shareholder or shareholder's agent, as the case may be.

As to the services to be provided hereunder, Integrated may rely conclusively upon the terms of the relevant Prospectus and Statement of Additional Information of a Fund relating to the extent that such services are described therein unless Integrated receives written instructions to the contrary in a timely manner from an officer of the Trust.

The parties hereto may amend any procedures adopted, approved or set forth herein by written agreement as may be appropriate or practical under the circumstances, and Integrated may conclusively assume that any special procedure which has been approved by an executive officer of the Trust (other than an officer or employee of Integrated) does not conflict with or violate any requirements of the Trust's Declaration of Trust, Bylaws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

The Trust acknowledges receipt of a copy of Integrated's policy related to the acceptance of trades for prior day processing (the "Integrated As-of Trading Policy").  Integrated may amend the Integrated As-of Trading Policy from time to time in its sole discretion.  A copy of any such amendments shall be delivered to the Trust upon request.  Integrated may apply the Integrated As-of Trading Policy whenever applicable, unless Integrated agrees in writing to process trades according to such other as-of trading policy as may be adopted by the Funds and furnished to Integrated by FBR.

The Trust acknowledges and agrees that deviations from Integrated's written transfer agent operational and compliance procedures may involve a substantial risk of loss.  In the event an authorized representative of the Funds requests that an exception be made from any written compliance or transfer agency procedures adopted by Integrated, or any requirements of the AML Program (as defined in Paragraph 8), Integrated may in its sole discretion determine whether to permit such exception.  In the event Integrated determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Trust (other than an employee of Integrated) and delivered to Integrated (an "Exception"); provided that an Exception concerning the requirements of the Trust's AML Program shall be authorized by the Trust's AML Compliance Officer.  An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until Integrated receives written notice from the Trust that such instrument has been terminated and the Exception is no longer in effect).  Notwithstanding any provision in this Agreement that expressly or by implication provides to the contrary, as long as Integrated acts in good faith, Integrated shall have no liability for any loss, liability, expenses or damages to the Funds resulting from the Exception, and the Trust shall indemnify Integrated and hold Integrated harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages resulting to Integrated therefrom.

18.        FURTHER ACTIONS.

                        Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.        SUBCONTRACTING.

            Integrated may, at its expense, and, upon prior written approval from the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.

            20.        EXPENSES.

                        A.        Integrated shall furnish, at its expense and without cost to the Trust, the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement.  All costs and expenses not expressly assumed by Integrated under this Agreement shall be paid by the Trust, including, but not limited to, costs and expenses of meetings of the Board and shareholders of the Trust and portfolio compliance training, including costs and expenses of officers and employees of Integrated in attending or conducting such meetings or training, as well as costs and expenses for all regulatory filings, postage, envelopes, checks, drafts, continuous forms, bank charges, reports, communications, proxies (including production, legal fee and administrative costs), statements and other materials, file interface expenses (e.g., FundSmith, Fanmail, Broker Browser, Expeditor and other distribution partners), label file creation, Blue Sky filing fees, telephone, telegraph and remote transmission lines, typesetting, printing, EDGARization,  confirmations, fulfillment and any other shareholder correspondence, use of outside pricing services, use of outside solicitation, tabulation and mailing firms, necessary outside record storage, record destruction, document shredding, media for storage of records (e.g., microfilm, microfiche, computer tapes), pro rata expenses for preparation of Integrated's Fund Accounting and Transfer Agent SAS 70 reports, costs and fees, including employee time and system expenses, associated with exception processing and resolution of errors not caused by Integrated, and any and all assessments, taxes or levies assessed on Integrated for services provided under this Agreement.  Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

                        B.         The Funds authorize Integrated to receive payment of fees due to Integrated or to be reimbursed for Fund expenses Integrated pays on behalf of a Fund directly from the Funds.  Integrated will provide the Trust with documentation detailing such fees or expenses within a reasonable time corresponding to the payment of the fees or expenses.  In the event of a dispute arising from the payment of fees or expenses the Trust and Integrated shall mutually agree as to the appropriate resolution of the dispute.

            22.        REFERENCES TO INTEGRATED OR THE FUNDS.

                        A.        Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

                        B.         Integrated shall not circulate any printed matter that contains any reference to the Trust without the prior written approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Integrated.  Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust and its counsel prior to any deadline for printing.

            22.        BUSINESS CONTINUITY.

                        Integrated shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement.  Upon the Trust's reasonable request, Integrated shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder.  Notwithstanding the foregoing or any other provision of this Agreement, Integrated assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.  Events beyond Integrated's reasonable control include, without limitation, force majeure events.  Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party.  In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, Integrated shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

            23.        INDEMNIFICATION OF INTEGRATED.

                        A.        Integrated may rely on information reasonably believed by it to be accurate and reliable.  Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its directors, officers, employees, shareholders, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, including consequential damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement.  Integrated may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Integrated shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts.  Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Funds until receipt of written notice thereof have been received by Integrated from an officer of the Trust.

                        B.         Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Funds, shall be deemed, when rendering services to the Funds or acting on any business of the Funds, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Funds and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

                        C.         In providing services pursuant to this Agreement, no person who is a director, officer, shareholder, employee or agent of Integrated, or its affiliates, even though also an officer, trustee, employee or agent of the Funds shall be deemed, when rendering services to the Funds or acting on any business of the Funds, to be rendering such services or acting as the principal executive officer or principal financial officer of the Funds, nor shall any such persons be considered as providing similar functions to the Funds.  Nor shall any director, officer, shareholder, employee or agent of Integrated, or its affiliates, even though also an officer, trustee, employee or agent of the Funds, have the authority to certify any reports or filings as principal executive officer or principal financial officer of the Funds on behalf of the Funds to the SEC or any other administrative or regulatory body, whether governmental or private, including but not limited to, certification of Form N-CSR and Form N-Q.

                        D.        Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates of any thereof from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities (whether with or without basis in fact or law), including legal fees and expenses and investigation expenses, of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of:  (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust; or (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed.  However, indemnification under this subparagraph shall not apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

                        E.         Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to the Trust or any third party for any special, consequential, punitive or incidental damages, even if advised of the possibility of such damages.

            24.        TERMINATION.

                        A.        The provisions of this Agreement shall be effective on November 1, 2005, and shall continue in effect for one year, the ("Initial Term"), and shall continue in force for one year thereafter ("Renewal Term") but only so long as such continuance is approved (1) by Integrated and (2) the Trust.

B.         Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least one hundred eighty (180) days' prior written notice of such termination specifying the date fixed therefor. In the event this Agreement is terminated by the Trust prior to the end of the Initial Term or any subsequent Renewal Term, the Trust shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. The Trust shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to the Trust of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement.

                                    Notwithstanding the foregoing, following any such termination, in the event that Integrated in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of the Trust, the provisions of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect.  Fees and out-of-pocket expenses incurred by Integrated but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination.

                        C.         If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach.  The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach.  If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party.  If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket expenses.  In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

                        D.        In the case of the following transactions, not in the ordinary course of business, namely, the merger of a Fund into, or the consolidation of a Fund with an unaffiliated investment company, the sale by the Trust, or a Fund, of all, or substantially all, of its assets, or the liquidation or dissolution of the Trust, or a Fund, and distribution of its assets, or any similar transaction involving the Trust or a Fund, this Agreement will terminate with respect to the applicable Fund or Funds and Integrated shall be released from any and all obligations hereunder upon the payment of the fees, disbursements and expenses due to Integrated through the end of the then current term of this Agreement. The parties acknowledge and agree that the damages provision set forth above in paragraph B shall be applicable in those instances in which Integrated is not retained to provide accounting, or transfer agency services subsequent to the transactions listed above.

                        E.         Integrated will be entitled to collect from the Trust all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted.

25.        SERVICES FOR OTHERS.

                        Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

            26.        COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

                        The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Funds which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene a Fund's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder.  Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

            27.        LIMITATION OF LIABILITY.

                        It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Directors, shareholders, nominees, officers, agents or employees of the Trust or FBR, personally, but bind only the property of the Trust. The execution and delivery of this Agreement have been authorized by the Trust and signed by an officer of the Trust, acting as such, and neither such authorization nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust.

            28.        SEVERABILITY.

                        In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

            29.        QUESTIONS OF INTERPRETATION.

                        This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act.  In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

30.        CONFIDENTIALITY

                        A.   Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement.  The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party.  The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process.  The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

B.         For the purpose of this Section, Confidential Information shall mean Technical Elements (as defined below), any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning another party.  Integrated retains the right to use its knowledge, experience, and know-how, including processes, ideas, concepts and techniques developed in the course of performing the services.

C.         In connection with performing its services under this Agreement, Integrated may use certain data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading practices, data bases, screen formats, report formats, interactive design technologies, documentation manuals and specifications ("Technical Elements").  Certain Technical Elements were owned or developed by Integrated prior to, or independently from, its engagement hereunder and are the sole and exclusive property of Integrated and Integrated retains all rights thereto; and certain other Technical Elements consist of third party works and products which Integrated has acquired the right to use.  The Trust shall have no rights in the Technical Elements.  The Trust agrees to treat all Technical Elements as Confidential Information.

            D.        All parties hereto agree that nonpublic personal shareholder information shall remain the sole property of the Trust.  Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law.  The provisions of this Section shall survive the termination of this Agreement.  The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

31.        NOTICES.

                        All notices required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:                            The FBR Funds
                                                4922 Fairmont Avenue
                                                Bethesda, Maryland 20814
                                                Attention:  Sue Silva

To Integrated:                           Integrated Fund Services, Inc.
                                                221 East Fourth Street, Suite 300
                                                Cincinnati, Ohio  45202
                                                Attention:  Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Paragraph.  Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

            32.        AMENDMENT.

                        This Agreement may not be amended or modified except by a written agreement executed by all parties.

            33.        BINDING EFFECT.

                        Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

            34.        COUNTERPARTS.

                        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

35.        FORCE MAJEURE.

                        Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation, mail, or communication services, acts of civil or military authority, sabotages, war, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

            36.        MISCELLANEOUS.

                        The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                                  THE FBR FUNDS

                                                                  By:     /s/ David H. Ellison
                                                                          David H. Ellison
                                                                  Its:  President

                                                                  INTEGRATED FUND SERVICES, INC.

                                                                  By:       /s/ Roy E. Rogers
                                                                          Roy E. Rogers
                                                                  Its:  President

Schedule A
                                                                                                November 1, 2005

The FBR Funds

FBR Gas Utility Index Fund

FBR Fund for Government Investors

FBR Maryland Tax-Free Portfolio

FBR Virginia Tax-Free Portfolio

FBR Large Cap Financial Fund

FBR Small Cap Financial Fund

FBR Small Cap Fund

FBR Large Cap Technology Fund

FBR Small Cap Technology Fund

FBR Pegasus Fund

Schedule B
                                                                                                November 1, 2005

ACCOUNTING SERVICES

In consideration of the compensation detailed in this Agreement, Integrated shall perform the following accounting services:

  Calculate net asset value and per share net asset value in accordance with the  1940 Act and each Fund's prospectus.

  Record all security transactions including appropriate gains and losses from the sale of portfolio securities.

  Record interest income and dividend income.

  Record each Fund's capital share activities based upon purchase and redemption transactions received by the transfer agent.

  Calculate a daily cash figure for investment purposes.

  Monitor, record and seek authorization for payment of expenses of each Fund.

  Periodically report to each Fund or its authorized agents share purchases and redemptions and trial balances of each Fund, including all information that is necessary to prepare Form N-SAR.

  Prepare the necessary supporting computations on a book and tax basis to ensure each Fund complies with the requirements of Section 851 of the Internal Revenue Code.

  Facilitate and perform tax planning and administration and assist independent accountants with the preparation of tax forms.

  Monitor all tax compliance calculations to ensure that each Fund qualifies as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.

  Assist independent accountants with the annual audit by preparing necessary annual audit work papers.

  Generate fund performance calculations (including after-tax returns), complete surveys and disseminate reports to third party industry data services.

  Prepare shareholder annual and semiannual reports.

  Maintain complete, accurate and current all records with respect to the Funds required to be maintained by the Funds under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

Schedule C
                                                                                                November 1, 2005

TRANSFER AGENCY AND SHAREHOLDER SERVICES

            In consideration of the compensation detailed in this Agreement, Integrated shall perform the following transfer agency and shareholder services as applicable:

Shareholder Accounts

  Establish new shareholder accounts

  Record changes to shareholder registration information

  Process shareholder purchase and redemption orders

  Process shareholder transfer and exchange requests

  Issue periodic statements for shareholders

  Provide shareholders with FBR customized shareholder statement and confirmation package

  Issue transaction confirmations

  Process dividend payments, including the purchase of new shares through dividend reimbursement

  Prepare and issue shareholder tax information including, but not limited to, Forms 1099, 1042, and 5498, to shareholders and applicable reporting agencies

  Maintain shareholder account documentation

  Answer telephone inquiries and accept financial transactions from shareholders and their properly designated representative

  Provide servicing support for broker-dealers

  Withhold and submit taxes on U.S. Resident and non-resident alien accounts

  Reply to shareholder calls and correspondence

  Provide lost-shareholder services in accordance with Rule 17Ad-17 of the Securities Exchange Act of 1934

  Direct processing of checks, wires, and ACH and reconcile related bank accounts

Sales Load Processing

1.                   Support front-end, level-load, and CDSC share classes

2.                   Calculate fees due under Rule 12b-1 plans for distribution and marketing expense

3.                   Track and pay sales commissions on direct shareholder purchases

*NSCC Services

            Integrated shall offer support for the following services:

1.                   FundServ

2.                   Networking

3.                   CommissionServ

4.                   ACATS

5.                   ToRA

6.                   Mutual Fund Profile

7.                   DCC&S

*NSCC Services may be subject to set-up charges and ongoing fees in accordance with this agreement.

SHAREHOLDER RECORDS.

Integrated shall maintain records for each shareholder account showing the following:

            1.         Names, addresses, tax identifying numbers and dates of birth;

            2.         Name of the dealer of record, if any;

            3.         Number of shares held of each Fund;

            4.         Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

            5.         Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

            6.         Any instructions from a shareholder including all forms furnished by the Funds and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

            7.         Any correspondence relating to the current maintenance of a shareholder's account;

            8.         Any stop or restraining order placed against a shareholder's account;

            9.         Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

            10.        Any information required in order for Integrated to perform the calculations contemplated under this Agreement.

Returned Checks

            In the event that Integrated is notified by the Funds' Cash Management Bank that any check or other order for the payment of money is returned unpaid for any reason, Integrated will:

1.                   In the absence of other instructions from the Cash Management Bank, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Funds and to request the Funds' Cash Management Bank to forward such returned check to the person who originally submitted the check; and

2.         Upon notification of the Cash Management Bank, collect any fees from the person who originally submitted the check including losses to the Funds resulting from the returned check.

Uncashed Checks

            For shareholders who select to receive distributions or redemptions in cash and the U.S. Postal Service cannot deliver their checks or if their checks remain uncashed for six months, Integrated will reinvest the amount of the uncashed check into their account at the then current NAV and their account will be converted to the reinvest option.  No interest will accrue on an amount represented by uncashed distribution checks.  Integrated will make commercially reasonable attempts to contact the shareholder prior to taking the action described above.

Schedule D

November 1, 2005

SPECIAL SERVICES AND REPORTS

Customized Reports

Reports are created based on the client's design specification and are scheduled to be created on a set schedule such as daily, weekly, every 2 weeks, monthly, quarterly or annually.  Programming for requests is $75.00 an hour and there is a one-time set-up fee of $75.00.

Fee Schedule

Frequency	Charge
Daily	$125.00/Per Month
Weekly	$70.00/Per Month
Every 2 Weeks	$45.00/Per Month
Monthly	$25.00/Per Month
Quarterly	$25.00/Per Quarter
Annually	$25.00/Annually

On Demand Reports

Reports requested with the client's specifications one time and not on a set schedule.  The charge is $90.00 per request.  If an on demand report were requested with the same criteria as a previous request the charge would be $45.00.

       Schedule E
                                                November 1, 2005

COMPENSATION FOR ACCOUNTING SERVICES

            The Trust will pay Integrated, on the first business day following the end of each month, an annual fee based on its average daily net assets of the Trust during such month as follows:

Percentage Rate	Average Daily Net Assets
0.035%	First $1,500,000,000
0.030%	Next $1,000,000,000
0.025%	Next $1,000,000,000
0.015%	Over $3,500,000,000

            There is no annual minimum fee unless there are more than 10 series offered by the Trust.

COMPENSATION FOR TRANSFER AGENCY AND SHAREHOLDER SERVICES

            The Trust will pay Integrated, on the first business day following the end of each month, an annual per account charge for each shareholder account:

Money Market Account	$27.00
Fixed Income Account	$22.00
Equity Account	$18.00
Matrix Level 3	$13.50
Closed	$ 5.00

            There is no annual minimum fee unless there are more than 10 series offered by the Trust.

            Integrated will charge each IRA shareholder account an annual fee of $10.00 per account for the additional servicing work for IRA accounts.

            The Trust will reimburse Integrated for out-of-pocket expenses incurred in the performance of its accounting, transfer agency and shareholder services under this Agreement.

Schedule F
                                                                                                November 1, 2005

Anti-Money Laundering Program Service
Service Description Document

Integrated as Transfer Agent for the Funds agrees to perform the procedures as described below as required by the USA PATRIOT Act of 2001 (the "Act") and applicable sections of the Bank Secrecy Act and the Internal Revenue Service Code.

1)         Integrated will perform the AML procedures described below in accordance with the Funds' written AML Program.  Integrated will:

a)                  Develop and implement an anti-money laundering program reasonably designed to detect activities indicative of money laundering and achieve compliance with such regulatory requirements applicable to money laundering;

b)                  Provide the Funds' AML Compliance Officer with a copy of Integrated's AML Program;

c)                  Monitor the mutual fund accounts of the Funds' shareholders for suspicious activity;

d)                  Apply "Red Flag" monitoring of fund direct account activity to detect potential suspicious activity;

e)                  Investigate potential suspicious activity using commercially reasonable means and provide the Trust's AML Compliance Officer with investigation results for review and action;

f)                   Implement training programs to educate Integrated's officers and employees regarding its anti-money laundering policies and procedures;

g)                  Designate a compliance officer with sufficient authority to oversee Integrated's anti-money laundering policies and procedures and to interact with the Funds' AML Compliance Officer; and

h)                  Conduct an independent audit of Integrated's anti-money laundering policies and procedures on an periodic basis as required by law;

i)                    Provide the Trust's AML Compliance Officer with a report of the independent audit findings;

j)                    Provide the Trust's AML Compliance Officer with periodic reports regarding the administration of Integrated's AML Program;

k)                  Search the Funds' shareholder files that are maintained by Integrated as requested by the Federal Crimes Enforcement Center (FinCEN);

l)                    Provide appropriate Federal agencies with information and records relating to Integrated's anti-money laundering program including results of inspections related to its anti-money laundering program;

m)                File IRS Form 8300 reports as required;

n)                  Check shareholder names against lists of known or suspected terrorists or terrorist organizations such as those persons and organizations listed on Treasury's Office of Foreign Assets Control (OFAC) or other lists as designated by the government using commercially available or proprietary databases;

o)                  Retain records on behalf of the Funds as required by the Act;

2)                  Integrated will perform the following procedures pursuant to the requirements of the Customer Identification Program in accordance with Section 326 of the USA PATRIOT ACT and consistent with the Trust's AML Program policies and procedures and Section IX above.  Specifically:

a)                  The Funds authorize Integrated to accept only those new accounts for which the elements required by law are presented;

b)                  In the event the required elements (above) are not provided, Integrated shall make reasonable efforts to obtain the missing information within one business day of receipt of the new account application.  Integrated will not open any account without the required elements;

c)                  The Funds authorize Integrated to refuse to open any account whose owner's identity it is unable to verify to its satisfaction without consultation with the Funds and in accordance with the Funds' AML Program policies and procedures and Paragraph 8 of this Agreement;

d)                  The Funds authorize Integrated to employ commercially available or proprietary databases to verify the identity of shareholders as described by Integrated's AML Program and as required by law;

e)                  In the event that a discrepancy arises related to the verification of a shareholder's identity, Integrated will make commercially reasonable efforts to resolve the discrepancy to verify the identity of the shareholder to its satisfaction and without consultation with the Funds and in accordance with the Trust's AML program policies and procedures and Section 17.C. of this Agreement;

f)                   The Funds authorize Integrated to open accounts for non-US persons only if:

i)                  The account is opened through a broker-dealer with whom the Trust or its Distributor has an established dealer agreement; and

ii)                  The broker-dealer is a U.S.-registered firm;

iii)                 The broker-dealer through which the account is established has provided the necessary certifications to the Trust or its Distributor regarding its anti-money laundering program; or

iv)                 The Trust specifically directs Integrated in writing to accept the account and certifies to Integrated that it has verified the identity of the shareholder.

g)                  The Trust delegates to and authorizes Integrated to request and obtain AML program certifications as may be required from qualified financial institutions for the purposes of selling shares of the Funds through the qualified financial institution and, in the absence of such certification, Integrated shall not accept orders from an uncertified financial institution except as specifically directed by the Trust in writing and in accordance with Paragraph 8 of this Agreement.

3)                  The Trust agrees to pay Integrated fees listed in the attached fee schedule for performing the services described in this section.

Attachment B

Anti-Money Laundering
Program Services
 Fee Schedule

The following fee schedule shall be effective upon execution of this Agreement.  The Trust will be assessed fees for all qualified new accounts as identified in the Trust's AML Program policies and procedures.

AML Program Administration Fee.....$250 per month, per service agreement

Verification of customer identity.........$2.50 per new account opened*

Government list searches...................included

*File transmission fees may apply

Schedule G
Exhibit A

i-Compliance Services
Compliance Program Development & Implementation

Project Identification & Specific Description of Services
Compliance Program Development and Implementation Service Review

Program development and implementation services are offered through Integrated Fund Services, Inc.  Integrated will undertake a project to develop and assist in implementing a compliance program for Integrated on behalf of the Funds.  The project activities will include:

  Produce policy and procedure summaries for board review;
  Work with the CCO to establish the recordkeeping policies, procedures and program;
  Assist the CCO in developing the day-to-day monitoring system of the Compliance Program;
  Work with the CCO to establish standards for board reporting by the CCO.

The Compliance Program will include the following:

  Fund policies and procedures including those collected from the Funds' service providers.
  Assembled reviews and documentation as requested by the board to enable them to make findings required by Rule 38a-1.
  Establishment of a Compliance Program monitoring system.
  Development of standards for service provider reports to the CCO.
  Implementation of the Compliance Program.
  Development of standard board reporting by the CCO.

Schedule G
Exhibit B

i-Compliance Services
Compliance Program Administration

Project Identification & Specific Description of Services
Compliance Program Administration Service Review

Integrated Fund Services, Inc. provides program administration services.  Integrated will provide administrative support services to the Funds' Compliance Program and Chief Compliance Officer as described below.

  Assist with the annual review of the Funds' Compliance Program;
  Facilitate the annual review of policies and procedures of the Funds' service providers;
  Assist in arranging for or conducting the annual review of program controls and procedures;
  Facilitate the development, monitoring and updating of policies and procedures;
  Provide support with review and evaluation of material compliance issues;
  Assist with the day-to-day monitoring, data collection, recordkeeping and assimilation of management reports provided by the Funds' service providers.

Schedule G
Exhibit C

i-Compliance Services
Fee Arrangements

In addition to the fees listed below, actual expenses will be billed as incurred.  Should the scope, type or extent of our Services change significantly, we reserve the right to adjust our fees accordingly, subject to approval by the Trust.

Fund Compliance Program Administration                                                           $15,000 annual fee